UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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IKONICS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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IKONICS CORPORATION

4832 Grand Avenue

Duluth, Minnesota 55807

(218) 628-2217

Dear Shareholder:

You are cordially invited to attend the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of IKONICS Corporation (the “Company”) to be held on April 30, 2020 at 1:00 p.m., Central Time. The meeting will be completely virtual. We are also hosting a virtual Annual Meeting to safeguard the health and well-being of our employees, partners and shareholders in light of the public health impact of the coronavirus outbreak (COVID-19). Hosting a virtual Annual Meeting also provides expanded access, improved communication and cost savings for our shareholders and us and enables shareholder participation from any location around the world. In addition to on-line attendance, shareholders have an opportunity to hear all portions of the official meeting, submit written questions during the meeting, vote on-line during the open poll portion of the meeting, and listen to live responses to shareholder questions immediately following the formal meeting.

You may attend the meeting, vote your shares and submit questions electronically during the meeting via live webcast by logging in at: www.virtualshareholdermeeting.com/IKNX2020.

The Secretary’s Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

We hope that you will be able to attend the meeting via the live webcast. Please mark, date and sign the enclosed proxy card and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the proxy and vote by attending the virtual shareholder meeting through the website identified above.

Sincerely,

Glenn Sandgren
Chief Executive Officer

March 24, 2020

IKONICS CORPORATION

Notice of Annual Meeting of Shareholders

to be held on April 30, 2020

The 2020 Annual Meeting of Shareholders of IKONICS Corporation (the “Annual Meeting”) will be on April 30, 2020, at 1:00 p.m., Central Time. The Annual Meeting will be completely virtual.

You may attend the meeting, vote your shares and submit questions electronically during the meeting via live webcast by logging in at: www.virtualshareholdermeeting.com/IKNX2020.

The Annual Meeting will be held for the following purposes:

1.	To elect eight directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

2.	To ratify the selection of RSM US LLP as IKONICS Corporation’s independent registered public accounting firm for the year ending December 31, 2020.

3.	To vote on an advisory basis on the compensation of the named executive officers as disclosed in the accompanying Proxy Statement, or a “say-on-pay” vote.

4.	To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

The Board of Directors has fixed March 5, 2020 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the Annual Meeting.

Your proxy is important to ensure a quorum at the Annual Meeting. Even if you own only a few shares, and whether or not you expect to be present at the Annual Meeting, please mark, date and sign the enclosed proxy card and return it in the accompanying postage-paid reply envelope as quickly as possible. You may revoke your proxy at any time prior to its exercise at the Annual Meeting and returning your proxy card will not affect your right to vote by attending the virtual shareholder meeting through the website identified above..

By Order of the Board of Directors,

Duluth, Minnesota March 24, 2020	Jon Gerlach Secretary

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy is being solicited by the Board of Directors of IKONICS Corporation, a Minnesota corporation (“IKONICS” or the “Company”), for use in connection with the Annual Meeting of Shareholders to be held on April 30, 2020 at 1:00 p.m., Central Time, and at any adjournments thereof. The meeting will be completely virtual. Hosting a virtual Annual Meeting provides expanded access, improved communication and cost savings for our shareholders and us and enables shareholder participation from any location around the world. We are also hosting a virtual Annual Meeting to support the health and well-being of our employees, partners and shareholders in light of the public health impact of the coronavirus outbreak (COVID-19). In addition to on-line attendance, shareholders have an opportunity to hear all portions of the official meeting, submit written questions during the meeting, vote on-line during the open poll portion of the meeting, and listen to live responses to shareholder questions immediately following the formal meeting.

You may attend the meeting, vote your shares and submit questions electronically during the meeting via live webcast by logging in at: www.virtualshareholdermeeting.com/IKNX2020. You will need the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials to join the online Annual Meeting. We recommend that you log in at least fifteen minutes before the meeting to ensure you are logged in when the meeting starts.

Only shareholders of record at the close of business on March 5, 2020 will be entitled to vote at such meeting or adjournment. Proxy cards accompanying this proxy statement which are properly signed, duly returned to the Company and not revoked prior to the Annual Meeting will be voted in the manner specified. A shareholder executing a proxy card retains the right to revoke it at any time before it is exercised at the Annual Meeting by providing notice in writing to the Secretary of the Company of termination of the proxy’s authority or a properly signed and duly returned proxy bearing a later date.

The address of the principal executive office of the Company is 4832 Grand Avenue, Duluth, Minnesota 55807 and the telephone number is (218) 628-2217. The mailing of this Proxy Statement and the form of proxy to shareholders will commence on or about March 24, 2020. This Proxy Statement is available on the Investor Relations page of our website at www.ikonics.com/investor- relations.php.

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, certain directors, officers and employees of the Company may solicit proxies by telephone, regular or electronic mail, or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

The common stock of the Company, par value $.10 per share (the “Common Stock”), is the only authorized and issued voting security of the Company. At the close of business on March 5, 2020, there were 1,976,354 shares of Common Stock issued and outstanding, each of which is entitled to one vote. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

A plurality of the votes cast is required for election of the director nominees listed under “Election of Directors” in this Proxy Statement. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present or represented by proxy at the meeting and entitled to vote is required to ratify the selection of the Company’s independent registered public accounting firm. If the advisory vote on the compensation of the named executive officers included in this Proxy Statement receives more votes “for” than “against,” then it will be deemed to be approved.

A shareholder voting through a proxy who abstains with respect to any matter is considered to be present and entitled to vote on such matter at the meeting and is in effect a negative vote with respect to the proposal relating to ratification of the Company’s independent registered public accounting firm. Abstentions will have no effect on the advisory vote to approve the compensation of the named executive officers as disclosed in this Proxy Statement. A shareholder (including a broker) who does not have or does not give authority to vote, or withholds authority to vote, on any proposal shall not be considered present and entitled to vote on such proposal.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth, as of March 2, 2020, the number of shares of Common Stock beneficially owned by each person who is a beneficial owner of more than 5% of the Common Stock issued and outstanding, by each executive officer named in the Summary Compensation Table, by each director, director nominee and by all officers and directors as a group. All persons have sole voting and dispositive power over such shares unless otherwise indicated.

Name and Address of Beneficial Owner(1)	Number of Shares		Percentage of Outstanding Shares
Directors, Director Nominees and Executive Officers:
William C. Ulland	238,047	(2)	12.04%
Darrell B. Lee	10,211		*
Ernest M. Harper, Jr.	—		—
Lockwood Carlson	250		*
Marianne Bohren	100		*
Jeffrey D. Engbrecht	—		—
Gregory W. Jackson	—		—
Glenn Sandgren	—		—
Claude P. Piguet	21,675		1.10%
Ken Hegman	375		*
All directors and executive officers (11 persons, including those named above)	281,908		14.14%
Additional Beneficial Owners > 5%
Joseph R. Nerges	385,333	(3)	19.50%
H. Leigh Severance	180,079	(4)	9.11%
Gerald W. Simonson	125,495	(5)	6.35%

*	Less than one percent.
(1)	The address for each of the persons listed above is 4832 Grand Avenue, Duluth, Minnesota 55807, except for Mr. Nerges, whose address is 1726 Bundy Street, Scranton, Pennsylvania 18508, H. Leigh Severance whose address is 100 Filmore Street, Suite 300, Denver, CO 80206, and Gerald W. Simonson whose address is 7260 Commerce Circle East, Minneapolis, MN 55432.
(2)	Includes 2,000 shares held in a trust for the benefit of Mr. Ulland’s nephews and for which Mr. Ulland acts as custodian. Mr. Ulland may be deemed to have voting and investment power over the shares held in the trust, but he disclaims beneficial ownership of such shares.
(3)	Based solely on information contained in filings made by Mr. Nerges with the Securities and Exchange Commission on or prior to March 2, 2020. Pursuant to Minnesota law, certain shares beneficially owned by Mr. Nerges that, when acquired, were in excess of 20% of the Company’s common stock have no voting rights because his acquisition of those shares was not approved by a vote of the Company’s shareholders.
(4)	Based solely on information contained in filings made by Mr. Severance with the Securities and Exchange Commission on or prior to March 2, 2020.
(5)	Based solely on information contained in filings made by Mr. Simonson with the Securities and Exchange Commission on or prior to March 2, 2020.

ELECTION OF DIRECTORS

The business of the Company is managed under the direction of a Board of Directors, with the number of directors fixed from time to time by the Board of Directors. The Board of Directors has fixed at eight the number of directors to be elected to the Board at the 2020 Annual Meeting of Shareholders and has nominated the eight persons named below for election as directors, each to serve until the 2021 Annual Meeting of Shareholders. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the eight nominees named below. Each of the nominees is a current director of the Company and each has indicated a willingness to serve as a director until the 2020 Annual Meeting of Shareholders. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

All director nominees, except for Mr. Ulland and Mr. Sandgren, meet the independence requirements of The Nasdaq Stock Market, the stock exchange on which the Company’s shares trade.

Following is certain information regarding the nominees for the office of director:

William C. Ulland, age 79

Mr. Ulland is Chairman, and served as the President and Chief Executive Officer of the Company until his retirement on February 10, 2020. He was named the Company’s Chief Executive Officer in February of 2000 and President in December of 2000. He has been a member of the Company’s Board of Directors since 1972 and has served as its Chairman since 1976. Mr. Ulland earned a degree in Geophysical Engineering from the Colorado School of Mines in 1963 and a Master of Science degree in Industrial Administration from Purdue University in 1965. Prior to becoming the Company’s Chief Executive Officer, he was involved in mineral development and evaluation as Managing Partner of the American Shield Company and President of Geomines Inc.

Glenn Sandgren, age 60

Mr. Sandgren is a director and Chief Executive Officer of the Company. Mr. Sandgren became the Company’s Chief Executive Officer and a director of the Company on February 10, 2020. Mr. Sandgren earned a Mechanical Engineering degree from Purdue University in 1983, and a Master of Science in Administration from Central Michigan University in 1987. Prior to becoming the Company’s Chief Executive Officer, Mr. Sandgren served in roles of President and CEO of Pallidus, Inc. from January 2015 to January 2020 where he spun the company from Melior Innovations and was responsible for Technology, Business Development as well as Operations. Prior to Pallidus, Mr. Sandgren was the Vice President of Silicon Carbide for Melior Innovations, Inc. from 2014 to 2015. Preceding Melior, Mr. Sandgren was Vice President of Sales and Marketing at Sintex Wausaukee Composite from 2013 to 2014 and Vice President and Business Unit Manager at Polysciences, Inc. from 2003 to 2013.

Marianne Bohren, age 56

Ms. Bohren was elected as a director of the Company in 2016. She is Executive Director of the Western Lake Superior Sanitary District (“WLSSD”), a regional utility which provides wastewater treatment and solid waste management for a 530-square mile area in Northeastern Minnesota. Ms. Bohren has been with WLSSD for over ten years and was Director of Organizational Development and Business Service Manager before being appointed as Executive Director in 2008, making her responsible for the operational, environmental and financial performance of the organization. Prior to joining WLSSD, Ms. Bohren served for 17 years with Potlatch Paper Company in various positions of increasing responsibility, ultimately serving as Vice President of Marketing and Business Services. She received her M.B.A. and B.S. in Chemistry from the University of Minnesota Duluth.

Lockwood Carlson, age 76

Dr. Carlson was elected as a director of the Company in 2009. Dr. Carlson is President of Carlson Consulting Group, a Minneapolis-based consulting firm that he founded in 2002 and that provides strategic development foresight to organizations with a concentration in technical products and services. Dr. Carlson held the James Renier Chair in Technological Leadership at the Center for the Development of Technological Leadership at the University of Minnesota, where he is on the faculty and teaches in the Management of Technology program. Dr. Carlson received his Ph.D. in Physics in 1971 from the University of Wyoming and is retired from 3M Company where he served as Corporate Scientist. Dr. Carlson also serves on the Board of Directors of several private companies and non-profit organizations.

Jeffrey D. Engbrecht, age 47

Mr. Engbrecht was elected as a director of the Company in 2016. Mr. Engbrecht has been the President & CEO of Clearwater Composites, LLC, a manufacturer of advanced composite products for the industrial and commercial markets located in Duluth, Minnesota, since 2011. He has over 20 years of experience in the advanced composites market, working in various technical and sales roles at Toray Carbon Fibers America, Inc., Celanese Corporation, and Cirrus Aircraft. Mr. Engbrecht received a B.E. in Composite Materials Engineering from Winona State University in 1995.

Ernest M. Harper Jr., age 65

Mr. Harper was elected as a director of the Company in 2012. Mr. Harper was Chief Tax Officer for General Mills, Inc. from 1996 until July 2010, when he retired. He was responsible for the global income tax function, including tax compliance, planning, controversy and SEC financial reporting. Mr. Harper has extensive experience in structuring international business operations and joint ventures, domestic and cross border international acquisitions and divestitures and corporate governance. He held various positions in the tax counsel function for General Mills from 1989 until 1996. Prior to his employment at General Mills, Mr. Harper was a tax consultant in the Minneapolis office of Ernst & Young LLP. He received his J.D. and B.A. degrees from the University of Minnesota.

Darrell B. Lee, age 71

Mr. Lee was elected as a director of the Company in 2012. Mr. Lee, a Certified Public Accountant, was Vice President, Chief Financial Officer, Treasurer and Secretary of MOCON, Inc., a publicly held manufacturer of precision test and measurement instruments located in Minneapolis, Minnesota until his retirement in October 2014. Prior to his retirement, Mr. Lee held this position for more than five years. Mr. Lee received his M.B.A. and B.S. degrees from Mankato State University and his Masters in Business Taxation from the University of Minnesota.

Gregory W. Jackson, age 60

Mr. Jackson was elected as a director of the Company in 2017. Mr. Jackson serves as Executive Vice President and Chief Legal Officer of Taylor Corporation, a privately-held diversified graphic communications provider with over 12,000 employees across the U.S. During a tenure of more than 30 years, Mr. Jackson has served as General Counsel, Secretary, Chief Administration Officer and Executive Vice President and Chief Legal Officer. He now leads the legal and M&A functions and has completed more than 140 acquisitions during his tenure. Mr. Jackson received his B.S. in history and theology from Pillsbury College and his J.D. from the University of Minnesota Law School.

Each nominee brings unique experience and skills to the Board of Directors. The Board of Directors believes the nominees as a group have the experience and skills in areas such as technology, manufacturing, finance and management that are necessary to effectively oversee the Company’s operations and growth strategies. The following is a summary of the experience and skills that the Board of Directors believes makes each nominee a strong choice to serve as a director of the Company:

●

Mr. Ulland previously was the Company’s President and Chief Executive Officer for more than 14 years and has been a director of the Company for more than 40 years. The Board of Directors believes his knowledge of the Company and its business gained from this lengthy term of leadership position him well to formulate and execute our business plans and growth strategies.

●

Mr. Sandgren brings more than 20 years of management, leadership and business experience in technologically diverse markets, which makes him a valuable resource to the Company’s management and to the Board of Directors.

●

Ms. Bohren’s expertise in strategic planning and organizational management, along with her background managing sales and customer service in the complex and competitive distribution space, provides valuable perspective to the Company’s management team and the Board.

●

Dr. Carlson has significant technological and leadership experience gained through his professional and academic background. He founded and serves as President of a consulting firm that provides strategic advice primarily to technology companies and teaches in the Management of Technology program at the University of Minnesota. He also previously worked at 3M Company, a diversified technology company in the Fortune 100. His technological and leadership skills are a valuable resource to the Board of Directors and the Company’s management.

●

Mr. Engbrecht brings more than 20 years of technological and business experience in the advanced composites market, which makes him a valuable resource to the Company’s management and to the Board of Directors.

●	Mr. Harper’s significant international business experience and expertise in tax matters provide valuable perspective and insight to the Company’s management and to the Board.

●

Mr. Lee’s finance expertise and experience in public company reporting and governance matters gained through his service at MOCON provide important skills and perspective to the Board. His financial and accounting knowledge caused the Board of Directors to determine that Mr. Lee is an audit committee financial expert under applicable rules of the Securities and Exchange Commission.

●	Mr. Jackson has many years of business experience, including an extensive background in the mergers and acquisitions space, providing valuable insight to the Board and the Company’s management team.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors met six times during fiscal 2019. All incumbent directors attended at least 75% of the meetings of the Board and of the Committees on which they served held during the periods for which they served as a director. The Company currently has an Audit Committee, a Compensation Committee and a Nominating Committee.

The following is a description of the functions performed by each of the Committees:

Audit Committee

The Company’s Audit Committee presently consists of Messrs. Lee (Chairman), Carlson, Engbrecht, Harper, Jackson and Ms. Bohren. All of the members of the Audit Committee are “independent” as that term is defined in the applicable listing standards of the Nasdaq Stock Market and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that Mr. Lee is an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission. The Audit Committee provides assistance to the Board of Directors in fulfilling the Board’s duties relating to corporate accounting, reporting practices of the Company and the quality and integrity of the Company’s financial reports. Among other things, the Audit Committee selects and appoints the Company’s independent registered public accounting firm, meets with the independent registered public accounting firm and financial management to review the scope of the audit and the audit procedures, reviews annually the responsibilities of the Audit Committee and recommends to the Board of Directors any changes to these responsibilities. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, adopted by the Company’s Board of Directors on February 23, 2004. A copy of the Audit Committee Charter is included as Exhibit A to the Company’s Proxy Statement for its 2019 Annual Meeting of Shareholders. The Audit Committee met four times during fiscal 2019, once each quarter.

Compensation Committee

The Company’s Compensation Committee presently consists of Messrs. Harper (Chairman), Carlson, Engbrecht, Lee, Jackson and Ms. Bohren. All of the members of the Compensation Committee are “independent” as that term is defined in the applicable listing standards of the Nasdaq Stock Market. The Compensation Committee periodically reviews and acts upon a compensation package for the Chief Executive Officer and the Company’s other executive officers, and sets compensation policy for the other employees of the Company. In addition, the Compensation Committee acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans. The Compensation Committee also administers the IKONICS Corporation 2019 Equity Incentive Plan, which replaced the 1995 Stock Incentive Plan. The responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter, adopted by the Company’s Board of Directors on February 28, 2013. Pursuant to the Compensation Committee Charter, the Committee has authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided that the subcommittees are composed entirely of independent directors. A copy of the Compensation Committee Charter is included as Exhibit B to the Company’s Proxy Statement for its 2019 Annual Meeting of Shareholders. The Compensation Committee met twice during fiscal 2019.

Nominating Committee

The Company’s Nominating Committee presently consists of Ms. Bohren (Chairman) and Messrs. Carlson, Engbrecht, Harper, Lee and Jackson. All of the members of the Nominating Committee are “independent” as that term is defined in the applicable listing standards of the Nasdaq Stock Market. The purposes of the Nominating Committee are to identify individuals qualified to become Board members and to approve director-nominees to be considered for election by shareholders and for election by the Board to fill any vacancy or newly created directorship. The responsibilities of the Nominating Committee are set forth in the Nominating Committee Charter, which is included as Exhibit A to this Proxy Statement. The Nominating Committee met one time during fiscal 2019.

The Nominating Committee has established a policy with regard to the consideration of any director candidates recommended by the Company’s shareholders. The Nominating Committee will consider director candidates recommended by a Company shareholder provided that the shareholder sends the Company a written notice received by the Secretary of the Company that (i) states the name and address of the shareholder identifying the candidate as that information appears on the Company’s books and records and the number of shares of the Company owned by the recommending shareholder and (ii) provides the following information about the candidate:

1.	name, age and business and residential addresses;

2.	principal occupation or employment;

3.	number of shares of the Company beneficially owned;

4.	statement of the person’s citizenship; and

5.

any other information that must be disclosed about nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including the candidate’s written consent to be named as a nominee and to serve as a director if elected).

The Company may require any proposed candidate to furnish such other information as may reasonably be required by the Nominating Committee to determine the eligibility of the proposed nominee to serve as a director. Provided a shareholder satisfies the requirements described above, the Nominating Committee will consider director candidates recommended by shareholders in the same manner that it considers all other director candidates. All director candidates must meet certain minimum qualifications established by the Nominating Committee from time to time, and the Nominating Committee will assess the experience, integrity, competence, diversity, skills and dedication to the Company of all director candidates. The Nominating Committee does not have an independent policy with regard to considering the diversity of the Company’s directors. The Nominating Committee will consider a number of features when evaluating diversity, including age, gender, ethnicity and professional experiences. As indicated above, diversity is one factor in the total mix of information the Board of Directors considers when evaluating director candidates. Shareholders who wish to suggest qualified candidates should write to the Office of the Corporate Secretary of IKONICS Corporation, at 4832 Grand Avenue, Duluth, Minnesota 55807, stating the information described above and any other relevant details concerning the candidate’s qualifications for consideration by the Nominating Committee.

Board Leadership Structure and Role in Risk Oversight

Mr. Ulland served in the combined roles of Chairman and Chief Executive Officer from 2000 until his retirement on February 10, 2020. The Board believes that by continuing as Chairman, Mr. Ulland, having served as Chairman and Chief Executive Officer of the Company, will be able to provide valuable advice and direction to both Mr. Sandgren and the Board in light of Mr. Sandgren’s hiring as Chief Executive Officer. The Board has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer, and the Board believes that the shareholders’ interests are best served by allowing the Board to retain flexibility to determine the optimal organizational structure for the Company at a given time, including whether the offices of Chairman and Chief Executive Officer should be held by the same person. Currently, the Board believes that Mr. Ulland’s continued service as Chairman is in the best interests of the shareholders and the Company given Mr. Ulland’s perspective and experience and his ability to provide strategic advice and support in light of Mr. Sandgren’s hiring as Chief Executive Officer.

The Board of Directors does not have a lead independent director and does not believe that one is necessary in light of the Company’s size and the lengthy experience the majority of the directors have working with Mr. Ulland. The Board of Directors believes its leadership structure allows the Company to operate most efficiently and is in the best interests of the Company and its shareholders.

The Company’s management is responsible for day-to-day risk management of the Company. Management reports to the Board of Directors on the material risks the Company faces when management determines that the Company’s risk profile materially changes. The Board of Directors uses management’s reports to evaluate the Company’s exposure to risks in light of the Company’s business plan and growth strategies. The Board of Directors primarily focuses on risks in the areas of operations, liquidity and regulatory changes and compliance, which the Board of Directors believes are the areas most likely to potentially impact the Company in a material way.

Director Compensation

Each non-employee director of the Company receives a quarterly retainer of $2,000, plus meeting fees of $2,000 for each regular meeting except for Mr. Lee who receives a quarterly retainer of $3,000, plus meeting fees of $3,000 for each regular meeting of the Board of Directors to compensate for his additional duties as the Audit Committee Chairman. The board met a total of six times in 2019. As compensation for the duties related to leading the search for a new CEO, Ms. Bohren received an additional one-time fee of $5,000 in 2019. Fees are not paid for committee meetings. From time to time, the Company’s non-employee directors have been awarded options to purchase the Company’s Common Stock under the 1995 Stock Incentive Plan and Mr. Ulland has been awarded stock options under such plan in connection with his position as Chairman, President and Chief Executive Officer. There have been no other such grants of stock options made since 2003. The following table sets forth the total compensation paid to each director for fiscal 2019. Mr. Ulland did not receive separate compensation for his service as a director during fiscal 2019.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in	All Other	Total
	Cash	Compensation

Marianne Bohren	$25,000	—	$25,000

Lockwood Carlson	$20,000	—	$20,000

Jeffrey Engbrecht	$20,000	—	$20,000

Ernest M. Harper Jr.	$20,000	—	$20,000

Gregory W. Jackson	$18,000	—	$18,000

Darrell B. Lee	$30,000	—	$30,000

Shareholder Communication with the Board of Directors and Director Attendance at Annual Meetings

The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board of Directors or specified individual directors by addressing their communication to Chief Financial Officer, IKONICS Corporation, 4832 Grand Avenue, Duluth, Minnesota 55807, by U.S. mail. The communications will be collected by the Chief Financial Officer and delivered, in the form received, to the Board or, if so addressed, to a specified director.

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meetings of Shareholders. The Company has always encouraged its directors to attend its annual meeting of shareholders and expects to continue this informal policy. In 2019, all Company current directors, other than Mr. Carlson and Mr. Harper, attended the Company’s Annual Meeting of Shareholders.

REPORT OF THE AUDIT COMMITTEE

The role of the Company’s Audit Committee, which is currently composed of six independent non-employee directors, is one of oversight of the Company’s management and the Company’s independent registered public accounting firm in regard to the Company’s financial reporting and the Company’s controls with respect to accounting and financial reporting. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the Company’s management and independent registered public accounting firm.

The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2019 with the Company’s management; (ii)     discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable Public Company Accounting Oversight Board standard regarding communication with audit committees; (iii) received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and (iv) discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the review and discussions with management and the Company’s independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE Darrell B. Lee, Chairman Marianne Bohren Lockwood Carlson Jeffrey D. Engbrecht Ernest M. Harper, Jr. Gregory W. Jackson

Principal Accounting Firm Fees

The following table shows the aggregate fees paid to RSM US LLP by the Company for the services it rendered during the fiscal years ended December 31, 2019 and 2018:

	2019	2018
Audit Fees(1)	$127,652	$119,369
Tax Fees(2)	13,546	13,335
Total	$141,198	$132,704

(1) Audit Fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and registration statement.

(2) Tax Fees in 2019 and 2018 consist of compliance fees for the preparation of tax returns and related consultations for federal, state and local tax queries.

The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accounting firm is to approve annually all audit services and, on a case- by-case basis, all permitted non-audit services to be provided by the independent registered public accounting firm during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence. In addition, the Audit Committee may pre-approve other non-audit services during the year on a case-by-case basis.

EXECUTIVE OFFICERS

Following is certain information regarding the executive officers of the Company during 2019, other than William C. Ulland:

Claude P. Piguet, age 62

Mr. Piguet was named Executive Vice President on December 19, 2000. Previously, he was the Company’s Vice President of Operations beginning in May 1994. He was the Company’s Director of Operations from January 1992 to May 1994. Mr. Piguet joined the Company in 1990 and holds a diploma of Engineer ETS/HTL from the Ecole D’Ingenieurs de l’Etat de Vaud in Switzerland.

Jon Gerlach, age 53

Mr. Gerlach was named Chief Financial Officer, Vice President Finance and Secretary on August 5, 2003. Previously he served as the Finance Manager for Sappi Limited - Cloquet. Prior to working for Sappi, Mr. Gerlach served in various positions with Potlatch’s Minnesota Pulp and Paper Division from 1994 to 2002. His most recent position at Potlatch was the Division Manager of Business Planning. Mr. Gerlach has also worked as a Financial Analyst with Maurices Incorporated and with Ernst & Young LLP in its audit department. Mr. Gerlach earned a M.B.A. from the University of Minnesota Duluth in 2001 and a B.S. in Accounting from St. John’s University in 1989.

Kenneth Hegman, age 49

Mr. Hegman joined the Company in February 1999, beginning his employment in sales. From January 2006 to January 2011, Mr. Hegman served as Division Manager of the Company’s IKONICS Imaging, Digital Texturing and AMS businesses. From January 2011 to April 2013, Mr. Hegman served as National Sales Director, leading the Company’s Domestic division. From April 2013 until March 2017, Mr. Hegman was Vice President of Sales: North America where he oversaw the Company’s Domestic and IKONICS Imaging operations, before being promoted to his current position of Chief Operating Officer in March 2017, in which he now oversees the Company’s International sales in addition to his previous duties. Prior to his tenure at IKONICS, Mr. Hegman served as Sales Manager for Bloomington, Minnesota-based Team Development Group, Inc.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation for the fiscal years ended December 31, 2019 and December 31, 2018, provided to the Chief Executive Officer and the two other most highly compensated executive officers who received remuneration exceeding $100,000 during fiscal 2019 and 2018 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
William C. Ulland	2019	296,640	0	14,832	311,472
Chairman, President and Chief Executive Officer	2018	288,000	0	14,400	302,400
Claude P. Piguet	2019	172,731	0	8,637	181,368
Executive Vice President	2018	167,700	0	8,385	176,085
Ken Hegman	2019	164,500	0	8,225	172,725
Chief Operating Officer	2018	150,000	0	7,500	157,500

The Company has not entered into employment agreements with any of the Named Executive Officers. The amounts portrayed in the table above under “All Other Compensation” represent the Company’s contribution to its salary deferral plan adopted under Section 401(k) of the Internal Revenue Code. The Company’s executive officers are eligible to participate in a 401(k) defined contribution plan. In any plan year, the Company will contribute to each participant 5% of the participant’s compensation into the 401(k) plan. Each of the Named Executive Officers participated in the 401(k) plan during fiscal 2019 and 2018 and received contributions.

The Company maintains an annual bonus program pursuant to which executive officers are eligible to receive cash bonuses equal to a percentage of the year’s bonus pool. Amounts shown in the “Non-Equity Incentive Plan Compensation” column represent payments pursuant to the Company’s bonus program for the applicable fiscal year. The fiscal 2019 and fiscal 2018 bonus pools were set at 10% of the amount by which net income before income taxes (as adjusted for unusual items of income or expense) (“EBT”) for the applicable fiscal year exceeded the EBT target for that fiscal year. For fiscal year 2018, losses in the amount of approximately $132,000 incurred by the Company’s Advance Material Solutions Division were excluded from the bonus pool, as the Compensation/Succession Committee determined that this is a newer business in which the Company is still investing substantially. Losses for the Advanced Materials Solutions in 2019 were not excluded from the bonus pool. For fiscal 2019 and fiscal 2018, Mr. Ulland was eligible to receive a bonus equal to 33% of the pool. For fiscal 2019 and fiscal 2018, Mr. Piguet and Mr. Hegman each were eligible to receive a bonus equal to 22% of the pool, respectively. The Company’s other executive officer was eligible to receive a bonus equal to 22% of the pool in 2019 and 2018. No non-equity incentive plan compensation payments were made to the Named Executive Officers for 2019 or 2018 because the Company’s EBT for the period did not exceed the amount required for payment under the plan.

The Company did not make any grants of stock options to the Named Executive Officers during fiscal 2019 or fiscal 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

There were no outstanding equity awards granted to the Named Executive Officers as of December 31, 2019.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information regarding our equity compensation plans, as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column 1)
Equity compensation plans approved by shareholders

2019 Stock Equity Incentive Plan	3,250	$7.15	102,907

1995 Stock Incentive Plan	16,000	12.17	—

Equity compensation plans not approved by shareholders	—	—	—

Total	19,250	$11.32	102,907

EMPLOYMENT CONTRACTS; TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

As of December 31, 2019, the Company did not have any employment agreements with any of the Named Executive Officers, but has entered into confidentiality and non-competition agreements with such persons. These agreements generally provide that the executive will not solicit any other employee of the Company to leave the Company during the executive’s employment with the Company and for two years following such employment, will not compete with the Company during the executive’s employment and for one year thereafter, and will protect the proprietary information of the Company during and following such executive’s employment. On January 7, 2020, the Company entered into a Transition Agreement with William C. Ulland in connection with his anticipated retirement, whereby the Company paid Mr. Ulland $225,000 as a severance payment in connection with his retirement. This amount was paid by the Company in March 2020.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who own more than ten percent of the Company’s Common Stock file initial reports of ownership of the Company’s Common Stock and changes in such ownership with the Securities and Exchange Commission. To the Company’s knowledge, based solely on a review of copies of forms submitted to the Company during and with respect to fiscal 2019 and on written representations from the Company’s directors and executive officers, all required reports were filed on a timely basis during fiscal 2019.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected RSM US LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. It is the judgment of the Audit Committee that RSM US LLP has and will conduct its affairs in an appropriate manner and warranted selection as the Company’s independent registered public accounting firm. While it is not required to do so, the Board of Directors is submitting the selection of RSM US LLP for ratification in order to ascertain the views of the Company’s shareholders on this selection. If the selection is not ratified, the Audit Committee will reconsider its selection.

A representative of RSM US LLP is expected to be present at the Annual Meeting of Shareholders and to be afforded an opportunity to make a statement or respond to questions during the meeting.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is asking its shareholders to provide advisory approval of the compensation of the Named Executive Officers included in this Proxy Statement, as the Company has described it in the “Executive Compensation” section. This vote is advisory and is not binding on the Company or the Compensation Committee of the Board of Directors. This vote is required under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The purpose of the vote is for the shareholders to give their opinion to the Board on the Company’s executive compensation. The Company believes its executive compensation practices, including the lack of employment agreements, change-in-control agreements or perquisites, demonstrate good governance practices and align the interests of the Company’s executive officers and shareholders. The Company also believes that the compensation of the Named Executive Officers as disclosed in this Proxy Statement is significantly lower than the compensation paid to similar executive officers at companies similar to IKONICS due to the Company’s relative low-cost location in Duluth, Minnesota, its historical pay practices, and its focus on pay equity among the Named Executive Officers.

The Board of Directors recommends that shareholders approve the following advisory resolution:

RESOLVED, that the compensation paid to the individuals identified in the Summary Compensation Table, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, is hereby approved.

ADDITIONAL MATTERS

The Annual Report of the Company for the year ended December 31, 2019, including financial statements, is being mailed with this Proxy Statement.

Shareholder proposals intended to be presented at the 2021 Annual Meeting of Shareholders must be received by the Company at its principal executive office no later than November 24, 2020 for inclusion in the Proxy Statement for that meeting. Such proposals must also meet all the relevant requirements of the Company’s By-laws in order to be included in the Proxy Statement.

If a shareholder desires to propose an item of business for consideration without inclusion in the Company’s Proxy Statement, then the shareholder must comply with all of the applicable requirements set forth in the By-laws, including timely written notice of such proposal delivered to the Secretary at the Company’s principal executive office. To be timely under our By-laws for the 2021 Annual Meeting of Shareholders, we must receive such notice not later than the close of business on January 30, 2021.

As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the Annual Meeting calling for a vote of shareholders, it is intended that the shares of Common Stock represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

By Order of the Board of Directors,
Dated: March 24, 2020

Jon Gerlach Secretary

EXHIBIT A

IKONICS CORPORATION

NOMINATING COMMITTEE CHARTER

Purpose

The purposes of the Nominating Committee (the "Committee") of the board of directors (the "Board") of IKONICS Corporation (the "Company") are to:

●	identify individuals qualified to become Board members, and
●	approve director-nominees to be considered for election by shareholders and for election by the Board to fill any vacancy or newly created directorship.

Organization and Committee Membership

The Committee will be composed of at least two directors, all of whom satisfy the definition of "independent" under the listing standards of the Nasdaq Stock Market. The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Board will designate one member of the Committee to serve as chairperson of the Committee. The Chairperson shall preside over the Committee. The Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee's responsibilities.

Committee Authority and Responsibilities Regarding Nominations

The Committee has the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates. The Committee has sole authority to retain and terminate any such search firm, including sole authority to approve the firm's fees and other retention terms. The Committee also has authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.

The Committee will make regular reports to the Board and will propose any necessary action to the Board.

The Committee, to the extent it deems necessary or appropriate, will:

●	identify individuals qualified to become members of the Board;

●	establish procedures for shareholders to submit potential candidates for election to the Board;

●

review and evaluate potential candidates for election to the Board, including incumbent directors and director candidates properly submitted by shareholders, and comply with any requirements of the Securities and Exchange Commission to consider such candidates;

●	nominate the director nominees to be considered for election by shareholders and for election by the Board to fill any vacancy or newly created directorship;

●

make recommendations to the Board regarding the size and composition of the Board and develop and recommend to the Board criteria (such as, independence, experience relevant to the needs of the Company, leadership qualities, diversity and ability to represent the shareholders) for the selection of individuals to be considered as candidates for election to the Board;

●	review and reassess the adequacy of the Nominating Committee Charter annually and recommend any proposed changes to the Board of Directors for approval;

●	undertake such other responsibilities as may be delegated by the Board to the Committee from time to time in accordance with applicable law; and

●	take any and all other actions as may be required by the federal securities laws or other applicable laws or regulations regarding the nomination of directors.

A-1

IKONICS CORPORATION
ATTN: JON GERLACH
4832 GRAND AVENUE
DULUTH, MN 55807

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ATTEND THE MEETING AND VOTE BY INTERNET
Go to www.virtualshareholdermeeting.com/IKNX2020

You may attend the meeting on Thursday, April 30, 2020, at 1:00 p.m. Central Time via the Internet at www.virtualshareholdermeeting.com/IKNX2020 and vote at the meeting using the 16-digit control number provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E95198-P32953 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

IKONICS CORPORATION

The Board of Directors recommends a Vote FOR Items 1, 2 and 3.

	For All	Withhold All	For All Except
1. Election of Directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01) William C. Ulland
02) Marianne Bohren
03) Lockwood Carlson
04) Jeffrey D. Engbrecht
05) Ernest M. Harper Jr.
06) Gregory W. Jackson
07) Darrell B. Lee
08) Glenn Sandgren

	For	Against	Abstain
2. Ratification of the selection of RSM US LLP as IKONICS Corporation's independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐
3. Advisory vote approving the compensation of the named executive officers disclosed in the proxy statement.	☐	☐	☐

4. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting, or adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

(If there are co-owners, each must sign.)
Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IKONICS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 30, 2020
1:00 p.m., Central Time

To be held at www.virtualshareholdermeeting.com/IKNX2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

E95199-P32953

IKONICS Corporation | **4832 Grand Avenue**
Duluth, MN 55807 | **proxy**

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 30, 2020.

The shares of stock you hold in the account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Glenn Sandgren and Jon Gerlach, and each of them, with full power of substitution, to vote the shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

See reverse for voting instructions.